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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported): June 5, 1997


                         NATIONAL EDUCATION CORPORATION
             (Exact name of registrant as specified in its charter)

  DELAWARE                      1-6981                       33-0556929
(State or other               (Commission                  (IRS Employer
jurisdiction of               File Number)                 Identification No.)
Incorporation)

                               27 BOYLSTON STREET
                       CHESTNUT HILL, MASSACHUSETTS 02167
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (617) 232-8200


(Former name or former address, if changed since last report):

                                2601 MAIN STREET
                            IRVINE, CALIFORNIA 92614
                                (714) 474-9400

Exhibit Index Appears on Page 3
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Item 1.  Changes in Control of Registrant.

         On April 21, 1997, Harcourt General, Inc., a Delaware corporation ("Harcourt"), through a wholly-owned subsidiary, Nick Acquisition Corporation, a Delaware corporation ("Nick"), commenced a tender offer (the "Offer") to acquire all of the outstanding shares (the "Shares") of Common Stock of National Education Corporation, a Delaware corporation ("NEC"). The initial per Share consideration offered was $19.50. On May 12, 1997, Harcourt and Nick entered into an Agreement and Plan of Merger with NEC (the "Merger Agreement") pursuant to which Harcourt agreed to increase the per Share consideration of the Offer to $21.00, and agreed to lend $30 million to NEC to pay a $30 million fee to Sylvan Learning Systems, Inc. ("Sylvan") in connection with the termination of a previously entered into merger agreement between NEC and Sylvan. On June 4, 1997, the Offer terminated, and on June 5, 1997, Harcourt acquired approximately
34.4 million Shares representing approximately 95.6% of the issued and outstanding Shares. Harcourt promptly paid approximately $723.4 million for those Shares. On June 10, 1997, pursuant to the Merger Agreement, Nick was merged with and into NEC, and the remaining approximately 1.6 million Shares not previously purchased in the Offer were converted into the right to receive $21.00 in cash. Consequently, Harcourt became the beneficial owner of all of the outstanding Shares, and a change of control of NEC occurred. In addition, pursuant to the Merger Agreement, the Board of Directors of NEC was reconstituted effective as of June 5, 1997 so that individuals designated by Harcourt now comprise the entire Board of Directors of NEC.

         Harcourt used available cash and equivalents and short-term investments, as well as borrowings under its existing $400 million revolving credit facility (the "Credit Agreement"), to fund payments of approximately $850 million (including estimated fees and expenses) in connection with the transactions referenced in the immediately preceding paragraph. The Credit Agreement is dated as of December 16, 1994 among Harcourt, Morgan Guaranty Trust Company of New York, as documentation agent, The First National Bank of Boston, as administrative agent, The Bank of Nova Scotia and National Westminster Bank Plc, as co-agents, and a group of 13 lending parties thereto.


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Item 7.  Financial Statements and Exhibits.

(c)      Exhibits:

Exhibit 2.1 Agreement and Plan of Merger among Harcourt General, Inc., Nick Acquisition Corporation and National Education Corporation, dated as of May 12, 1997, incorporated herein by reference to Exhibit 11(c)(1) to Amendment No. 3 to the
                  Schedule 14D-1 of Harcourt General, Inc., dated May 14, 1997.

Exhibit 2.2 Credit Agreement dated as of December 16, 1994 among Harcourt General, Inc., the banks listed therein, Morgan Guaranty Trust Company of New York, as documentation agent, The First National Bank of Boston, as administrative agent, The Bank of Nova Scotia and National Westminster Bank Plc, as co- agents, incorporated herein by reference to Exhibit 11(b) to Schedule 14D-1 of Harcourt General, Inc., dated April 21, 1997.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NATIONAL EDUCATION CORPORATION




                                               /S/ Eric P. Geller
                                               --------------------------------
                                               Eric P. Geller
                                               Vice President and Secretary


Date:  June 18, 1997